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                                                                      EXHIBIT 11

                              CRYSTAL OIL COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                     YEAR ENDED DECEMBER 31
                                                             --------------------------------------
                                                                1996          1995          1994
                                                                ----          ----          ----
Earnings per common share:
  Income from operations before extraordinary item.......    $    2,473    $    1,404    $    4,426
  Extraordinary item.....................................            --            --        (2,320)
                                                             ----------    ----------    ----------
  Net income.............................................    $    2,473    $    1,404    $    2,106
                                                             ==========    ==========    ==========
  Weighted average of common shares outstanding..........     2,661,863     2,629,011     2,543,670
                                                             ==========    ==========    ==========
  Earnings per common share before extraordinary item....    $      .93    $      .53    $     1.74
                                                             ==========    ==========    ==========
  Earnings per common share..............................    $      .93    $      .53    $      .83
                                                             ==========    ==========    ==========
Primary (Including dilutive Common Stock equivalents):
  Income from operations before extraordinary item.......    $    2,473    $    1,404    $    4,426
  Adjustments to income (net of income tax)..............            --            --            --
                                                             ----------    ----------    ----------
     Adjusted net income before extraordinary items......         2,473         1,404         4,426
     Extraordinary item..................................            --            --        (2,320)
                                                             ----------    ----------    ----------
     Adjusted net income.................................    $    2,473    $    1,404    $    2,106
                                                             ==========    ==========    ==========
  Weighted average of common and common equivalent
     shares:
     Outstanding.........................................     2,661,863     2,629,011     2,543,670
     Assuming conversion or exercise of:
       Stock options, net of treasury shares.............        32,373        41,198        57,998
       Senior preferred stock............................        33,274        33,274        33,274
                                                             ----------    ----------    ----------
                                                              2,727,510     2,703,483     2,634,942
                                                             ==========    ==========    ==========
  Per share:
     Net income before extraordinary item................    $      .91    $      .52    $     1.68
                                                             ==========    ==========    ==========
     Net income..........................................    $      .91    $      .52    $      .80
                                                             ==========    ==========    ==========
Fully-diluted:
  Income from operations before extraordinary item.......    $    2,473    $    1,404    $    4,426
  Adjustments to income (net of income tax)..............            --            --            --
                                                             ----------    ----------    ----------
     Adjusted net income before extraordinary item.......         2,473         1,404         4,426
     Extraordinary item..................................            --            --        (2,320)
                                                             ----------    ----------    ----------
     Adjusted net income.................................    $    2,473    $    1,404    $    2,106
                                                             ==========    ==========    ==========
  Weighted average of common and common equivalent
     shares:
     Outstanding.........................................     2,661,863     2,629,011     2,543,670
     Assuming conversion or exercise of:
       Stock options, net of treasury shares.............        32,795        41,783        59,392
       Senior preferred stock............................        33,274        33,274        33,274
                                                             ----------    ----------    ----------
                                                              2,727,932     2,704,068     2,636,336
                                                             ==========    ==========    ==========
  Per share amount:
     Net income before extraordinary item................    $      .91    $      .52    $     1.68
                                                             ==========    ==========    ==========
     Net income..........................................    $      .91    $      .52    $      .80
                                                             ==========    ==========    ==========
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